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                                                                    EXHIBIT 23.2

                 CONSENT OF BOBBITT, PITTENGER & COMPANY, P.A.,
                              INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of F.N.B. Corporation ("FNB") for the registration of the issuance of 1,000,000 shares of the common stock of FNB pursuant to FNB's 1996 Incentive Plan of our report dated April 23, 1999 on our audits of the financial statements of Guaranty Bank & Trust included as an exhibit in FNB's Annual Report on Form 10-K dated March 20, 2001, filed with the Securities and Exchange Commission.



/s/ Bobbitt, Pittenger & Company, P.A.

BOBBITT, PITTENGER & COMPANY, P.A.
Sarasota, Florida
February 27, 2002